                                                                     EXHIBIT 9.1


               COMMON STOCK VOTING TRUST AND TRANSFER AGREEMENT

            COMMON STOCK VOTING TRUST AND TRANSFER AGREEMENT (the "Agreement"), dated as of February 24, 1998, among the stockholders named on
Schedule I hereto (individually, a "Stockholder" and collectively, the "Stockholders") as holders of shares of common stock, par value $.01 per share (the "Common Stock"), of American Restaurant Group, Inc., a Delaware corporation (the "Company"), and Anwar S. Soliman, as voting trustee (in such capacity and his successor(s) in such capacity being referred to as the "Trustee") in the voting trust created hereunder.

            WHEREAS, the Stockholders are the owners of shares of Common Stock and desire to (i) grant to the Trustee the right to vote their shares of Common Stock, (ii) to create a voting trust in respect of all of such shares and any additional shares of Common Stock hereafter acquired by the Stockholders during the term of this Agreement, (iii) limit the free disposition of such shares of Common Stock by the Stockholder and such Stockholder's permitted transferees for designated periods and (iv) provide Anwar S. Soliman (together with his successors, "Soliman") (and Soliman's designees) under certain circumstances described herein, with the option to acquire the shares of Common Stock at a price determined in a designated manner applicable to the particular circumstances, all upon the terms hereinafter provided.

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Stockholders, the Company (for the purposes of paragraphs 10 and 13 hereof) and the Trustee hereby agree as follows:

            1. Transfer of Stock to Trustee. Each of the Stockholders agrees that by executing this Agreement, it is subjecting such Stockholder's shares of Common Stock to the voting trust described herein and the other terms and conditions of this Agreement. Each Stockholder who shall become a party to this Agreement subsequent to the date hereof agrees that by executing this Agreement such Stockholder subjects its shares of Common Stock to the voting trust described herein and to the other terms and conditions of this Agreement. Each Stockholder agrees that such Stockholder will subject any shares of Common Stock that such Stockholder may acquire from the Company in a transaction not registered under the Securities Act of 1933, as amended (the "Act"), while this Agreement shall be in effect, to the voting trust described herein and to the terms and conditions of this Agreement. The shares of Common Stock subject to the voting trust and this Agreement are collectively referred to herein as the "Shares".

            2. Creation of Voting Trust; Legends on Share Certificates. There is hereby created a voting trust with respect to all of the Shares. All certificates of Shares now issued or in the future are issued which are subject to this Agreement shall bear an appropriate legend reflecting that the Shares represented by each such certificate are subject to the terms of this Agreement, and that any transfer of ownership or voting rights with respect to such Shares must be made in compliance with this Agreement.
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            3. Powers and Duties of Trustee. (a) The Trustee shall have the full and unqualified right and power in his discretion, as long as any Shares are subject to the provisions of this Agreement, (i) to vote the Shares either in person or by proxy, for every purpose for which the Shares may be voted according to the Company's Certificate of Incorporation, or to give written consent in lieu of voting thereon to any corporate act of the Company
(including, without limitation, the election of the directors of the Company who may be elected by holders of the Shares, any amendment or amendments of the Certificate of Incorporation of the Company, the merger or consolidation of the Company into or with any other corporation or corporations, the sale of all or any part of the assets of the Company and the liquidation or dissolution of the Company), (ii) to waive notice of any regular or special meeting of stockholders of the Company, (iii) to call meetings of stockholders, (iv) to subject the voting of the Shares to the terms of any stockholder agreement with other stockholders of the Company and (v) to exercise all stockholders' rights and powers with respect to the Shares; provided, however, that if the Company shall be party to a merger, consolidation or other transaction as the result of which the holders of its Common Stock are entitled by law to surrender their shares of stock and receive in exchange therefor the fair market value thereof, the Trustee will, as soon as he is notified by the Company of the existence of such rights, notify the Stockholders of the transaction and of the existence of such rights and take appropriate steps to perfect and preserve such rights for those of the Stockholders who desire to exercise the same. The right to vote the Shares and the manner of voting them shall be determined by the Trustee in his sole discretion.

            (b) Nothing herein contained shall disqualify the Trustee from serving as such if he does any of the following, nor shall anyone serving in such capacity be incapacitated from doing any of the following: (i) dealing or contracting with the Company or any of its affiliates, either as a vendor, or purchaser, or (ii) serving the Company or any of its affiliates as an officer or director, or in any other capacity, and receiving compensation therefor.

            4. Dividends and Distributions. All dividends on and distributions in respect of any of the Shares (other than dividends, distributions or other payments made in shares of any voting stock of the Company) shall be paid to the Stockholders. Dividends, distributions or other payments made in shares of any voting stock of the Company shall be subject to the voting trust described herein and the other terms and conditions of this Agreement.

            5. Transfer of Shares. (a) No Stockholder shall, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (herein a "Transfer") any of the Shares or any beneficial interest in any of the Shares, and no such Transfer shall be valid or effective, unless such Transfer is made subject to the terms of this Agreement and the transferee of such Restricted Shares agrees in writing to be bound by the provisions of this Agreement.

            (b) If the Stockholder receives a bona fide offer to purchase any or all of the Shares held by him from a third party for cash consideration (any such offer to purchase being referred to herein as an "Offer" and any such third party making an Offer being referred to herein as an "Offeror") and the Stockholder wishes to accept such Offer, the Stockholder shall cause the Offer to be reduced to writing and shall notify Soliman in writing
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of his wish to accept the Offer and otherwise comply with the provisions of this
Section. The Stockholder's notice shall contain an irrevocable offer to sell such Shares to Soliman (in the manner set forth below) at a purchase price equal to the price contained in and on the same terms and conditions of, the Offer and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by Soliman of the Stockholder's notice, Soliman may give notice of his election to purchase
(or to have his designee purchase) all of the Shares covered by the Offer and 10 days after the giving of such notice, Soliman (or his designee) shall have the right and option to purchase all of the Shares covered by the Offer at the same price and on the same terms and conditions as the Offer by delivering a certified bank check or checks in the appropriate amount to the Stockholder against delivery of certificates representing the Shares so purchased, appropriately endorsed by the Stockholder. If at the end of a 30-day period following the giving of such notice by Soliman, Soliman has not tendered the purchase price for such Shares in the manner set forth above, the Stockholder may during the succeeding 45-day period sell not less than all of the Shares covered by the Offer to the Offeror on terms no less favorable to the Stockholder than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with Soliman to be bound by the provisions of this Agreement. Promptly after such sale, the Stockholder shall notify Soliman of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by Soliman. If, within 45 days following the expiration of the 30-day period for Soliman to give notice of his intention to purchase the Shares as set forth in this paragraph, the Stockholder has not completed the sale of such Shares pursuant to the Offer as aforesaid, all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Shares.

            (c) If Soliman is entitled to purchase Shares pursuant to an Offer, Soliman may designate a third party to purchase such Shares.

            (d) The restrictions on Transfer set forth in this Section 5, including without limitation, the Stockholder's obligation pursuant to paragraph
(b) above to give Soliman a right of first refusal prior to selling its Shares, shall automatically terminate with respect to Shares upon the closing of a Public Offering of Common Stock.

            (e) As used herein, the term "Public Offering" shall mean a public offering by the Company of shares of Common Stock held by Anwar Soliman (or if Anwar Soliman is no longer the Chairman of the Board of Directors and Chief Executive Officer of the Company, his successor in such capacity) pursuant to a registration statement (other than with respect to an employee benefit plan) effective under the Act.

            6. Options Effective Upon the Termination of Employment of the Stockholder. (a) If, at any time prior to the earlier of August 15, 2005 or the closing of a Public Offering of Common Stock, the Stockholder's active employment with the Company is voluntarily or involuntarily terminated by the Company or the Stockholder for any reason whatsoever (including by reason of death or Disability), Soliman (or his designee) shall have the option (any such option being referred to herein as a "Call"), subject to the terms and conditions hereof, to acquire not less than all of the Shares of the Stockholder. Soliman shall give the
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Stockholder written notice within 90 days of the date of the Stockholder's termination of employment of his intention to exercise his Call. The purchase price to be paid for the Shares to be purchased pursuant to the Call shall be determined in accordance with the provisions of Section 7(a) hereof. The closing of the purchase pursuant to the Call shall take place at the principal office of the Company on a business day designated by Soliman which shall be no later than 90 days following the date on which Soliman gave the Stockholder notice of his intention to exercise the Call (or, if applicable, such later date as the Fair Market Value of the Stock subject to the Call shall have been determined in accordance with the definition thereof in Section 7(d)). The purchase price shall be paid by delivering a certified or official bank check or checks to the Stockholder, against delivery of certificates representing the Shares so purchased, appropriately endorsed by the Stockholder.

            (b) If Soliman is entitled to purchase Shares pursuant to a Call, Soliman may designate a third party to purchase such Shares.

            7. Purchase Price. (a) The purchase price (which shall be determined on the date the Call is exercised) for any Shares purchased by Soliman pursuant to Section 6 shall be the greater of (x) Stockholder Cost, (y) Adjusted Book Value and (z) Fair Market Value.

            (b) Soliman may satisfy his obligation to make any payments hereunder, including payments for the purchase of Shares upon the exercise of any Call or otherwise hereunder, with cash or by certified or bank check.

            (c) As used in this paragraph 7, the term "Adjusted Book Value" of a Share shall mean, as of any date of determination, (i) the consolidated book value of the Company applicable to the Company's Common Stock on such date as determined in accordance with generally accepted accounting principles divided by (ii) the number of outstanding shares of Common Stock plus the number of shares of Common Stock issuable in respect of outstanding options, warrants and convertible securities but such shares shall only be added if including shares relating to any option, warrant or convertible security would cause the Adjusted Book Value of a Share to decrease after adding to the amount in clause (i) the aggregate exercise or conversion price per share of Common Stock, as the case may be, of any such option, warrant or convertible security, which amount shall be added to the amount in clause (i) to the extent such warrant, option or convertible security is so included.

            (d) As used herein, the term "Fair Market Value" of a Share means, as of any date of determination, (i) the average of the daily market prices (determined as set forth in the next sentence) for a share of Common Stock, if any, for 30 consecutive business days commencing 45 business days before such date or (ii) if no such market exists, the fair market value of a share of Common Stock as determined by an opinion of an investment banking firm reasonably acceptable to the Company. The market price for each such business day shall be the average of the last sale prices on such date on all domestic stock exchanges on which the Common Stock may then be listed, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchanges, or, if the Common Stock is not then listed or admitted to trading on any domestic stock exchange, the last sale price on the National Association of Securities

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Dealers Automatic Quotation Systems ("NASDAQ") market, or, if the Common Stock is not then listed on the NASDAQ market, the market price for each such business day shall be the average of the reported bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Company.

            (e) As used in this paragraph 7, the term "Stockholder Cost" shall mean the purchase price paid by the Stockholder for such Shares.

            8. Termination. Upon the earlier of (i) August 15, 2005 or (ii) the date on which there shall have been no Trustee in office and no successor Trustee elected or serving for a period of 120 days in accordance with paragraph 11 hereof, this Agreement shall terminate and be of no further force and effect.

            9. Merger, Dissolution or Liquidation. If the Company shall merge into or be consolidated with another Company or substantially all of the assets of the Company should be transferred to another corporation, and such other corporation is a subsidiary or affiliate of the Company, this Agreement shall continue in effect and the term "Company" shall be deemed to refer to such successor corporation, and each Stockholder shall hold in accordance with this Agreement any securities received by him from such successor corporation on account of his ownership of the Shares and subject such securities to the voting trust described herein.

            10. Compensation of Trustee. The Trustee shall not be entitled to any compensation for services rendered as such but shall be entitled to reimbursement as hereinafter set forth for reasonable expenses and charges which may be incurred as Trustee, including but not limited to the employment of such agents, attorneys and counsel as the Trustee may deem necessary and proper for the carrying out of this Agreement, and all taxes or other governmental charges actually paid as a result of the transfer or issuance of any Common Stock or in respect of any dividends, distributions or other rights in respect of such stock. Any such charges or expenses incurred shall be reimbursed to the Trustee by the Company.

            11. Trustee. (a) The Trustee may resign at any time by mailing to the Company and to each of the registered holders of Shares a written resignation to take effect twenty days thereafter or upon the prior acceptance thereof. The Trustee shall have the right to designate a successor trustee to succeed him effective upon his resignation by notice in writing sent by certified mail, return receipt requested, to the Company and to each of the registered holders of the Shares. Such successor trustee shall, by acceptance of such trust, become party hereto with like effect as though an original party hereto and shall be deemed to be the Trustee hereunder.

            (b) Upon the death or other incapacity of the Trustee or his inability or refusal to serve hereunder or his resignation without designating a successor Trustee, Ralph S.
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Roberts, or his designee, shall be the Trustee. If for any reason whatsoever there is no Trustee hereunder and Ralph S. Roberts is not willing or able to serve as Trustee, then the Stockholders holding a beneficial interest in a majority of the Shares shall designate the Trustee.

            12. Amendment. This Agreement may be amended from time to time by a written instrument executed by the Trustee and Stockholders (or their successors) holding a beneficial interest in at least 66-2/3% of the Shares held by all Stockholders, provided that any amendment to the first sentence of paragraph 4 hereof and any amendment which extends the date on which this agreement shall terminate pursuant to paragraph 8 hereof shall require the consent of the Trustee and each of the Stockholders (or his successor). Upon any Transfer, pursuant to paragraphs 5(a) and 5(c) hereof, by a Stockholder of his beneficial interest in Restricted Shares, the transferee of such beneficial interest and the Trustee shall execute a supplement hereto by which such transferee agrees to be bound by the terms of this Agreement, and from and after the execution of such supplement the transferee shall be deemed to be a Stockholder.

            13. Liability of Trustee. The Trustee shall not be liable by reason of any matter arising out of or in relation to this Agreement, except for such loss or damage as the holders of Shares may suffer by reason of the Trustee's willful misconduct, and, without limiting the foregoing, the Trustee shall not be liable for any action taken, or omitted to be taken, by him in reliance upon and in conformity with, the advice of counsel. The Trustee shall be indemnified and held harmless by the Company from and against any and all liabilities, costs, claims, suits and proceedings (including reasonable attorneys' fees) arising out of the Trustee's actions pursuant to this Agreement, except for such Trustee's willful misconduct. The Trustee shall not be required to give a bond or other security for the faithful performance of his duties as such.

            14. Benefits. This agreement shall inure to the benefit of and be binding upon the Trustee and each of the Stockholders and their respective heirs, legal representatives, successors and assigns.

            15. Construction of Agreement. The Trustee is authorized and empowered to construe this Agreement, and his construction of the same in good faith shall be final, conclusive and binding upon him, the Stockholders and any other interested party.

            16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

            17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

            (a)  if the Trustee, to him in care of:

                  American Restaurant Group, Inc.
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                  450 Newport Center Drive
                  Newport Beach, California  92660

            (b) if to a Stockholder, to him at the address set forth below his signature to the Common Stock Subscription Agreement between such Stockholder and the Company or at such other address as any party hereto shall have specified by notice in writing to the other parties hereto.

            18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Voting Trust and Transfer Agreement as of the date first written above.

                                   /s/Anwar S. Soliman
                                   --------------------------------------
                                         Anwar S. Soliman, Trustee

                                   STOCKHOLDERS:

                                   /s/Anwar S. Soliman
                                   --------------------------------------
                                         Anwar S. Soliman

                                   /s/Mary Ellen Bennett
                                   --------------------------------------
                                         Mary Ellen Bennett

                                   /s/Ralph S. Roberts
                                   --------------------------------------
                                   Roberts Family Limited Partnership
                                         By:   Ralph S. Roberts

                                   /s/William J. McCaffrey, Jr.
                                   --------------------------------------
                                         William J. McCaffrey, Jr.

                                   /s/Wilfred H. Partridge
                                   --------------------------------------
                                         Wilfred H. Partridge

                                   /s/Loise Partridge
                                   --------------------------------------
                                         Loise Partridge

                                   /s/Meredith R. Taylor
                                   --------------------------------------
                                         Meredith R. Taylor

                                   /s/Gregory A. Taylor
                                   --------------------------------------
                                         Gregory A. Taylor

                                   /s/Patrick J. Kelvie
                                   --------------------------------------
                                         Patrick J. Kelvie

                                   /s/Diane F. Kelvie
                                   --------------------------------------
                                         Diane F. Kelvie

                                   For purposes of paragraphs 10 and 13
                                   hereof, accepted and agreed to as of the day and year first above written.

                                   AMERICAN RESTAURANT GROUP, INC.


                                   By:  /s/William J. McCaffrey, Jr.
                                        --------------------------------------
                                         Title:  V.P. & Chief Financial Officer

                                                                    Schedule I


Stockholders                                    Number of Initial Shares
------------                                    ------------------------
Anwar S. Soliman
Roberts Family Limited Partnership
William J. McCaffrey, Jr.
Wilfred H. Partridge
Meredith R. Taylor
Patrick J. Kelvie